                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                     CITY NATIONAL BANCSHARES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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

                      CITY NATIONAL BANCSHARES CORPORATION
                                900 BROAD STREET
                            NEWARK, NEW JERSEY 07102

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 23, 2002

     Notice is hereby given that the Annual Meeting of Stockholders of City National Bancshares Corporation (the "Corporation") will be held at City National Bank of New Jersey located at 900 Broad Street, Newark, New Jersey, on Thursday, May 23, 2002, at 6:00 p.m. for the following purposes:

     1. To elect three (3) directors for a term of three (3) years or until their respective successors are elected and qualified; and

     2. To ratify the appointment of KPMG LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2002.

     Stockholders of record at the close of business on March 28, 2002 are entitled to notice of and to vote at the meeting.

     The Corporation's Proxy Statement and its 2001 Annual Report to Stockholders accompany this Notice.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. ACCORDINGLY, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                          By order of the Board of Directors

                                          LEMAR C. WHIGHAM
                                          Secretary
Newark, New Jersey
March 28, 2002

                      CITY NATIONAL BANCSHARES CORPORATION
                                900 BROAD STREET
                            NEWARK, NEW JERSEY 07102

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2002

INTRODUCTION

     The enclosed proxy is solicited by and on behalf of the Board of Directors of City National Bancshares Corporation (the "Corporation") for use at the Annual Meeting of Stockholders to be held on Thursday, May 23, 2002, at 6:00 p.m., at City National Bank of New Jersey located at 900 Broad Street, Newark, New Jersey or at any adjournment thereof.

VOTING AND REVOCABILITY OF PROXY

     The enclosed proxy is for use at the meeting if you do not attend the meeting, or if you wish to vote your shares by proxy even if you attend the meeting. You may revoke your proxy anytime before its exercise by (i) giving written notice to the Secretary of the Corporation, (ii) submitting a proxy having a later date, or (iii) appearing at the meeting and requesting to vote in person. Where a choice or abstention is specified in the form of proxy with respect to a matter being voted upon, the shares represented by proxy will be voted in accordance with such specification. If a proxy is signed but no specification is given, the shares will be voted for the director nominees named herein and in favor of the other proposal described below.

     This Proxy Statement and the enclosed proxy and 2001 Annual Report to Stockholders are being first mailed to our stockholders on or about April 25, 2002. The Corporation will bear the cost of preparing this Proxy Statement and of soliciting proxies in the enclosed form. Proxies may be solicited by our employees, either personally, by letter or by telephone. Such employees will not be specifically compensated for soliciting said proxies.

     Only holders of record of the Corporation's common stock at the close of business on March 28, 2002 (the "Record Date"), are entitled to notice of, and to vote at, the meeting. At the close of business on the Record Date, there were outstanding and entitled to vote, 125,050 shares of common stock, each of which is entitled to one vote. The presence in person or by proxy of a majority of the outstanding shares of common stock will constitute a quorum for the purposes of the meeting.

     For purposes of counting votes, abstentions and broker non-votes (i.e., shares held by brokers that they can't vote because they haven't received voting instructions from their customers with respect to matters voted on) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the votes cast on any matter at the meeting, only "FOR" and "AGAINST" votes are included.

     The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expense incurred in sending proxies and proxy materials to beneficial owners of the Corporation's common stock.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information with respect to each person known to the Corporation to be a beneficial owner of more than 5% of the Corporation's common stock as of March 28, 2002. This information is based on Schedule 13D reports filed with the Securities and Exchange Commission ("SEC") by each of the persons or entities listed below. If you wish, you may obtain these reports from the SEC.

                                                               NUMBER OF SHARES    PERCENTAGE OF TOTAL
NAME                                                          BENEFICIALLY OWNED   SHARES OUTSTANDING
----                                                          ------------------   -------------------
Louis E. Prezeau............................................        19,337(1)             15.44%
Lemar C. Whigham............................................         9,392(2)              7.50%
Carolyn M. Whigham..........................................         8,495                 6.78%
Eugene Giscombe.............................................         8,950(3)              7.15%
United Negro College Fund, Inc..............................         6,800                 5.43%

---------------

(1) Includes 1,416 shares held by his sons, 110 shares held by his daughter and 1,402 shares held by his wife.

(2) Includes 1,000 shares held by his wife.

(3) Includes 780 shares held by his wife.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors of the Corporation is divided into three classes of approximately equal size. Directors are elected for three-year terms on a staggered basis, so that the term of office of one class will expire each year at the annual meeting of stockholders when a successor is elected and qualified and terms of office of the other classes will extend for additional periods of one and two years, respectively.

VOTING PROCEDURES

     Directors are elected by a plurality of votes cast. Shares cannot be voted for a greater number of persons than the number of nominees named herein. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board and the election of any substitute nominee. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW TO SERVE FOR A THREE (3) YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS.

     Douglas Anderson, Eugene Giscombe and Louis Prezeau, each of whom is currently serving as a director of the Corporation, are being nominated to serve as a director with a term expiring at the 2005 Annual Meeting of Stockholders and until his or her respective successor is duly elected and qualified.

     Information is presented below as of March 28, 2002, as to age, business experience, the number of shares of the Corporation beneficially owned and the period during which each director has served on the Board of Directors of the Corporation and the Board of Directors of City National Bank of New Jersey (the "Bank"), as well as the number of shares of such common stock beneficially owned by all directors and executive officers as a group.

                                                                                     NUMBER OF
                                                                                       SHARES      PERCENTAGE OF
                                    DIRECTOR   TERM                                 BENEFICIALLY   TOTAL SHARES
NAME OF DIRECTOR              AGE    SINCE     ENDS   BUSINESS EXPERIENCE              OWNED        OUTSTANDING
----------------              ---   --------   ----   -------------------           ------------   -------------
Douglas E. Anderson.........  52      1989     2002   Managing Director, The Chase        265              *
                                                      Manhattan Bank
Barbara Bell Coleman........  51      1995     2004   President, BBC Associates,          997              *
                                                      L.L.C. (consulting services)
Leon Ewing..................  73      1973     2003   President, Ewing Bonding          2,680(1)       2.14%
                                                      Agency
Eugene Giscombe.............  61      1991     2002   President, Giscombe               8,950(2)       7.15%
                                                      Henderson, Inc. (property
                                                      management firm) President,
                                                      103 East 125th Street
                                                      Corporation (property
                                                      holding company)
Norman Jeffries.............  59      1989     2004   Comptroller, Montclair Child        214              *
                                                      Development Center
Louis E. Prezeau............  59      1989     2002   President and Chief              19,337(3)      15.44%
                                                      Executive Officer, City
                                                      National Bank of New Jersey
                                                      and City National Bancshares
                                                      Corporation
Lemar C. Whigham............  58      1989     2004   President, L & W Enterprises      9,392(4)       7.50%
                                                      (vending machine operations)
Directors and executive
  officers as a group (10
  persons)..................                                                           45,422         36.28%

---------------

(1) Includes 2,010 shares held by Mr. Ewing individually and 550 shares held jointly with his wife.

(2) Includes 780 shares held by his wife.

(3) Includes 1,416 shares held by his sons, 110 shares held by his daughter and 1,402 shares held by his wife.

(4) Includes 1,000 shares held by his wife.

* Less than 1%

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During 2001, the Board of Directors held 12 regular monthly meetings. A quorum was present at all meetings. No director attended fewer than 75% of the meetings held by the Board and committees of which such director was a member.

     All directors of the Corporation are also directors of the Bank. Regular meetings of the Corporation's and the Bank's Boards of Directors are held monthly. Additional meetings are held when deemed necessary. In addition to meeting as a group to review the Corporation's business, certain members of the Board also serve on certain standing committees of the Bank's Board of Directors. These committees, which are described below, serve similar functions for the Corporation.

     The AUDIT AND EXAMINING COMMITTEE reviews (i) significant auditing and accounting matters, (ii) the adequacy of the system of internal controls, and
(iii) examination reports of the internal auditor, regulatory agencies and independent accountants. Messrs. Jeffries, Ewing and Whigham currently serve as members of the Committee. Mr. Jeffries serves as Chairperson of the Committee. The Committee met four times during 2001. See additional Audit and Examining Committee disclosure under "Additional Information Regarding Directors and Officers".

     The LOAN AND DISCOUNT COMMITTEE reviews all loan policy changes and requests for policy exceptions and loans approved by management. Messrs. Anderson, Ewing, Giscombe, Jeffries, Prezeau and Whigham and

Ms. Coleman currently serve as members of the Committee. Mr. Anderson serves as Chairperson of the Committee. The Committee met 12 times during 2001.

     The INVESTMENT COMMITTEE reviews overall interest rate risk management and all investment policy changes, along with purchases and sales of investments. Messrs. Prezeau, Anderson, Ewing, Giscombe and Whigham currently serve as members of the Committee. Mr. Prezeau serves as Chairperson of the Committee. The Committee met four times during 2001.

     The PERSONNEL/DIRECTOR AND MANAGEMENT REVIEW COMMITTEE deals in broad terms with personnel matters and reviews director and officer compensation. Messrs. Giscombe, Jeffries, Prezeau, Whigham and Ms. Coleman currently serve as members of the Committee. Mr. Giscombe serves as Chairperson of the Committee. The Committee met once during 2001.

     The BUILDING AND GROUNDS COMMITTEE considers branch expansion and matters concerning Bank premises. Messrs. Ewing, Giscombe, Prezeau and Whigham currently serve as members of the Committee. Mr. Ewing serves as Chairperson of the Committee. The Committee did not meet during 2001.

     The MARKETING COMMITTEE oversees the Bank's marketing plan and strategies. Ms. Coleman and Messrs. Anderson, Giscombe, Prezeau and Whigham currently serve as members of the Committee. Ms. Coleman serves as Chairperson of the Committee. The Committee held five meetings during 2001.

DIRECTOR COMPENSATION

     Each director of the Corporation receives an annual retainer of $2,500 and a $450 fee for each board meeting attended except for the chairperson, who receives $600, and the secretary, who receives $550. Committee chairpersons receive $200 for each meeting attended other than the chairperson of the Loan and Discount Committee, who receives $300 per meeting. Other committee members receive $200 for each meeting attended, except for Audit Committee members, who receive $225 for each meeting attended.

DIRECTOR RETIREMENT PLAN

     Effective January 1, 1997, the Corporation instituted a director retirement plan. Under this plan, a director who attains the age of at least 65 and has completed five years of service on the Board, shall receive an annual benefit equal to 50% of the aggregate amount of the director's fees paid to such director during the then last full fiscal year of the Corporation (the "normal retirement benefit"). This annual benefit is to be paid each year for ten years beginning on the date the director retires from service on the Board. If the director ceases service on the Board prior to attaining the age of 65 but after completing at least five years of service on the Board, the director shall receive an annual benefit equal to a percentage of the normal retirement benefit determined under this table.

YEARS OF SERVICE                                  (equal or greater) 5 (less than) 7   (equal or greater) 7 (less than) 8
----------------                                  ----------------------------------   ----------------------------------
APPLICABLE PERCENTAGE OF NORMAL RETIREMENT                        20%                                  40%
  BENEFIT......................................

YEARS OF SERVICE                                 (equal or greater) 8 (less than) 9   (equal or greater) 9 (less than) 10
----------------                                 ----------------------------------   -----------------------------------
APPLICABLE PERCENTAGE OF NORMAL RETIREMENT                       60%                                  80%
  BENEFIT......................................

YEARS OF SERVICE                                 (greater than) 10
----------------                                 -----------------
APPLICABLE PERCENTAGE OF NORMAL RETIREMENT              100%
  BENEFIT......................................

     Upon a change in control of the Corporation (as defined) followed by a termination of the director's status as a member of the Board for any reason or a failure for whatever reason for the director to be nominated and elected to an immediately succeeding term, the director shall receive a benefit equal to the present value (discounted at the rate of 4%) of a theoretical series of 120 monthly payments, with each payment equal to 1/12 of the normal retirement benefit without regard as to whether the director otherwise qualified for the normal retirement benefit.

     If a director dies while in active service on the Board, the designated beneficiary of such director shall receive the greater of (a) that part of the normal retirement benefit accrued by the Corporation for such director as of the date of such director's death (determined based on the formula described above), and (b) a projected retirement benefit calculated in January 1997 based on the director's age and assumed increases in director's fees prior to such director attaining the age of 65. This death benefit is payable to the beneficiary in monthly installments over ten years.

     The Corporation may amend or terminate this plan at any time prior to termination of service by the director, provided that all benefits accrued by the Corporation as of the date of such termination or amendment shall be fully vested; and, provided further, that the plan may not be amended or terminated after a change of control (as defined) unless the director consents thereto.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE THREE (3) NOMINEES FOR DIRECTOR.

                             THE EXECUTIVE OFFICERS

     Listed below is certain information concerning the current executive officers of the Corporation.

                                       IN OFFICE
NAME                             AGE     SINCE     OFFICE AND BUSINESS EXPERIENCE
----                             ---   ---------   ------------------------------
Louis E. Prezeau...............  59     1989       President and Chief Executive Officer, City
                                                   National Bancshares Corporation and City National
                                                   Bank of New Jersey
Stanley Weeks..................  45     1994       Senior Vice President and Chief Credit Officer,
                                                   City National Bank of New Jersey; 1984-1994, Vice
                                                   President, First Fidelity Bank, N.A.
Edward R. Wright...............  56     1994       Senior Vice President and Chief Financial Officer,
                                                   City National Bancshares Corporation and City
                                                   National Bank of New Jersey; 1978-1994, Executive
                                                   Vice President and Chief Financial Officer, Rock
                                                   Financial Corporation
Veronica T. Gilbert............  42     1999       Senior Vice President, City National Bank of New
                                                   Jersey; 1987-1999 National Bank Examiner and Field
                                                   Officer Analyst, Office of the Comptroller of the
                                                   Currency

                           SUMMARY COMPENSATION TABLE

     The following table summarizes compensation for services to the Corporation and the Bank for the years ended December 31, 2001, 2000 and 1999 paid to the Chief Executive Officer and to the other named officers of the Corporation and the Bank.

                                                                                     LONG-TERM COMPENSATION
                                                                                    -------------------------
                                                  ANNUAL COMPENSATION                AWARDS:
                                      -------------------------------------------   SECURITIES     PAYOUTS:
NAME AND                                                           OTHER ANNUAL     UNDERLYING    ALL OTHER
PRINCIPAL POSITION                    YEAR    SALARY     BONUS    COMPENSATION(1)    OPTIONS     COMPENSATION
------------------                    ----   --------   -------   ---------------   ----------   ------------
Louis E. Prezeau....................  2001   $185,000   $26,000       $6,768(2)       $   --       $54,307(4)
  President and Chief Executive       2000    169,556    20,000        9,476(2)           --        38,288(4)
  Officer, City National Bancshares   1999    150,000    26,943        5,480(2)           --        37,527(4)
  Corporation and City National Bank
  of New Jersey
Stanley M. Weeks....................  2001   $110,000   $23,300       $8,507(3)       $   --       $ 7,689(5)
  Senior Vice President and Chief     2000    104,500     8,135        6,166(3)           --         6,256(5)
  Credit Officer, City National Bank  1999     97,500     2,194        7,231(3)           --         5,761(5)
    of
  New Jersey
Edward R. Wright....................  2001   $ 99,000   $ 8,970       $9,347(3)       $   --       $    --
  Chief Financial Officer, City       2000     94,500     6,835        6,166(3)           --            --
    National
  Bancshares Corporation and City     1999     91,000     2,047        8,030(3)           --            --
  National Bank of New Jersey
Veronica Gilbert....................  2001   $ 97,500   $ 7,925       $6,827(3)       $   --       $    --
  Senior Vice President, City         2000     93,500     4,805        5,754(3)           --            --
    National
  Bank of New Jersey
Raul Oseguera.......................  2001   $ 75,000   $25,750       $1,749(3)       $   --       $    --
  Vice President, City National Bank                                      --              --            --
  of New Jersey

---------------

(1) Perquisites and other personal benefits paid to any named executive officer did not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported in the table for that individual and are, therefore, not presented.

(2) Includes payments made under the Corporation's profit sharing plan of $3,568, $6,276, and $2,280 in 2001, 2000 and 1999, respectively, and insurance premiums paid on a life insurance policy on the life of Mr. Prezeau of $3,200, 3,200 and $3,200, in 2001, 2000 and 1999, respectively.

(3) These amounts represent automobile allowance payments and payments made under the Corporation's profit sharing plan.

(4) These amounts represent the accrual of benefits under the Director Retirement Plan and Salary Continuation Plan.

(5) These amounts represent the accrual of benefits under the Salary Continuation Plan.

PREZEAU EMPLOYMENT AGREEMENT

     In May, 2000 the Bank and the Corporation entered into an employment agreement with Mr. Prezeau to serve as the President and Chief Executive Officer of both entities. The agreement is for a term of three years. Under the agreement, Mr. Prezeau is to receive an annual salary of at least $185,000, subject to increases in the second and third year of the agreement at the discretion of the Board. Additionally, Mr. Prezeau is to receive an annual performance bonus equal to:

     10% of the amount of earnings, as defined, of the Corporation for each year that exceed 10% but are less than 15% of the amount of the Corporation's common stockholders' equity, plus;

     20% of the amount of earnings, as defined, of the Corporation for such year that exceed 15% of the amount of the Corporation's common stockholders' equity.

     The performance bonus shall be paid in cash or common stock of the Corporation, at the election of Mr. Prezeau.

     Under the agreement, Mr. Prezeau may be granted an option to purchase an undetermined amount of the Corporation's common stock at a price to be determined at the time the option is granted. If the Corporation and the Bank do not offer to renew the agreement upon its termination under terms satisfactory to Mr. Prezeau, or if the Corporation or the Bank terminates Mr. Prezeau's employment without cause (as defined), then Mr. Prezeau shall receive a lump sum amount equal to his then current base salary and a limited continuation of his life and health insurance coverage. If Mr. Prezeau terminates his employment due to a change in control of the Corporation (as defined), or if the Bank or the Corporation fail to comply with their obligations under the agreement or upon the failure of the stockholders of the Corporation to elect Mr. Prezeau as a director, Mr. Prezeau shall be entitled to receive liquidated damages and full satisfaction of claims he may have under the agreement. Mr. Prezeau is also entitled to fringe, medical, health and life insurance benefits, including life insurance for an amount of up to three times his base salary then in effect and the use of an automobile.

SALARY CONTINUATION PLAN

     Effective in January 1997, the Corporation and the Bank entered into Agreements with Messrs. Prezeau and Weeks to encourage each executive to remain as employees of the Corporation by agreeing to pay salary continuation benefits to each executive. Specifically, if the executive's employment with the Corporation is terminated for whatever reason (other than death) after he attains the age of 65, he will receive an annual benefit equal to 40% of the annual base salary received by the executive during the last complete fiscal year of his service as an employee (the "normal retirement benefit"). Such benefit shall be payable to the executive in equal monthly installments over 15 years. If the executive's employment with the Corporation is terminated for any reason (other than death) prior to the executive attaining the age of 65, the executive shall receive the same benefit payable over the same period of time multiplied by a fraction the numerator of which is the executive's years of service prior to termination of employment and the denominator of which is the years of service the executive would have had had the executive's employment terminated when he was 65.

     Upon a change of control of the Corporation (as defined) followed at any time during the succeeding 12 months by a cessation in the executive's employment for reasons other than death, disability or retirement, the executive shall receive a lump sum payment equal to the present value (discounted at the rate of 4%) of the stream of payments the executive would have received had he qualified for the normal retirement benefit. If the executive dies while in active service to the Corporation, the beneficiary of the executive will receive an amount equal to the greater of that part of the normal retirement benefit accrued by the Corporation for the executive as of the date of the executive's death or the projected retirement benefit calculated in January 1997 based on the executive's age and other assumptions regarding increases in base salary. This death benefit is payable to the beneficiary in equal monthly installments over 15 years.

     As of December 31, 2001, the Corporation had accrued director retirement plan and accrued salary continuation benefits for Mr. Prezeau of $12,871 and $167,365 respectively.

LIFE INSURANCE PLAN

     The Bank has a plan which provides Messrs. Prezeau, Weeks and Wright with certain life insurance benefits. Under the plan, the Bank has purchased life insurance policies on the lives of each executive and has agreed to provide the designated beneficiary of each executive with death benefits equal to the lesser of (i) two times such executive's annual base salary most recent to his death and (ii) the excess of the total death proceeds under the policy over the cash surrender value of such policy on the date of death.

            ADDITIONAL INFORMATION REGARDING DIRECTORS AND OFFICERS

INFORMATION ABOUT THE CORPORATION'S AUDIT AND EXAMINING COMMITTEE

     The members of the Audit and Examining Committee are considered to be independent under the definition of independence contained in Rule 42005(a) of the listing standards of the National Association of Securities Dealers. All the members of the Audit Committee are considered financially literate, defined as being able to read and understand fundamental financial statements. One member is currently the chief financial officer of a business organization and is also a certified public accountant. The Audit and Examining Committee currently does not have a written charter. The Board of Directors has adopted an Audit Committee Charter, which specifically defines the responsibilities and obligations of the Audit and Examining Committee, and is included as Exhibit A.

REPORT OF THE AUDIT COMMITTEE

     In connection with the December 31, 2001 financial statements, the Audit
Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and (3) received and discussed with the independent auditors the matters required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board.

     Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the Securities Exchange Committee.

     Leon Ewing
     Norman Jeffries
     Lemar Whigham

TRANSACTIONS WITH MANAGEMENT

     Certain directors of the Corporation had loans with the Bank in 2001. These loans were on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable loans with others and did not involve more than the normal risk of collectibility or present other unfavorable features. The Bank may have similar transactions in the future.

SECTION 16(a)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Corporation's executive officers and directors, and any persons owning ten percent or more of Corporation's common stock, to file in their personal capacities initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of beneficial ownership with the SEC. The rules of the SEC regarding the filing of such statements require that late filings of such statements be disclosed in the proxy statement. To the best of management's knowledge, all such statements were timely filed in 2001.

                                   PROPOSAL 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The accounting firm of KPMG, LLP served as the independent auditors for the Corporation for the year ended December 31, 2001. Services provided included the examination of the consolidated financial statements and preparation of the tax returns.

     The Board has appointed KPMG, LLP as the independent auditors for the Corporation and the Bank for 2002. Stockholder ratification of the appointment is not required under the laws of the State of New Jersey, but the Board has decided to ascertain the position of the stockholders on the appointment. The Board may reconsider the appointment if it is not ratified. The affirmative vote of a majority of the shares voted at the meeting is required for ratification.

     Representatives of KPMG, LLP are expected to be preset at the meeting and will be allowed to make a statement if they so desire. Additionally, they will be available to respond to appropriate questions from stockholders during the meeting.

     The Corporation incurred the following fees for services provided by KPMG,
LLP:

Audit fees..................................................   $ 74,000
Financial information systems design........................         --
All other fees..............................................     37,900
                                                               --------
                                                               $111,900
                                                               ========

     The services referred to under the caption "All other fees" above related to the preparation of the Corporation's income tax returns. The Audit and Examining Committee considers the provision of these services as not inconsistent with maintaining KPMG's independence with respect to the Corporation.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR 2002.

                             STOCKHOLDER PROPOSALS

     Stockholders who intend to present proposals at the 2003 Annual Meeting of Stockholders must present a written proposal to the Corporation by December 22, 2002, for inclusion in the Corporation's proxy statement.

                                 OTHER MATTERS

     Management knows of no other business scheduled for consideration at the meeting. Should any matter properly come before the meeting or any adjournment thereof, it is intended that proxies will vote in accordance with their best judgment.

                                          By order of the Board of Directors

                                          LEMAR C. WHIGHAM
                                          Secretary

March 28, 2002

                                   EXHIBIT A
                      CITY NATIONAL BANCSHARES CORPORATION
                            AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE PURPOSE

     The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of City National Bancshares Corporation (the Company) to assist the Board in fulfilling its oversight responsibilities. It is anticipated that the Board of directors of the Company's subsidiary, City National Bank (the "Bank") will appoint an audit committee of the board of the Bank (the Bank Committee) composed of the same members as the Committee; provided that if the membership of the Committee and the Bank Committee are the same, then the two Committees shall perform their functions together and the actions and minutes of either Committee shall serve as the actions and minutes of the other, unless either Committee determines (and sets forth in its minutes) that it should act separately; The Audit Committee's primary duties and responsibilities are to:

     1. Monitor the integrity of the Company's financial reporting process and systems of internal accounting controls regarding finance, accounting and legal compliance;

     2. Monitor the independence and performance of the Company's independent accountants and internal auditing department; and

     3. Provide an avenue of communication between the independent accountants, management, the internal auditing department and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and also has direct access to the independent accountants as well as anyone else in the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the Nasdaq and shall be comprised of at least three directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Committee members shall be appointed by the Board. The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee chair shall prepare/and or approve an agenda in advance of each meeting. The Committee should meet at least annually with management, the director of the internal auditing department, the independent accountants and as a committee to discuss any matters that the Committee or any of these groups believe should be discussed. In addition, the Committee, or at least the chair, should communicate with management and the independent accountants quarterly to review the Company's financial statements and significant findings based upon the independent accountants' limited review procedures.

AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

 REVIEW PROCEDURES

1. Review and reassess the adequacy of the Charter annually. Submit the Charter to the Board for approval and have the document published at least every three years in accordance with S.E.C. regulations;

2. Review the Company's audited annual financial statements prior to filing or distribution. The review should include discussion with management and independent accountants of significant issues regarding accounting principles, practices and judgments;

3. In consultation with management, the independent accountants and the internal auditor, consider the integrity of the Company's financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent accountants and the internal auditing department together with management's responses;

4. Review with financial management and the independent accountants the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated to by the independent accountants in accordance with Statement of Auditing Standards ("SAS") No.
     61. The chair of the Committee may represent the entire Committee for purposes of this review;

 INDEPENDENT ACCOUNTANTS

5. The independent accountants are ultimately accountable to the Audit Committee and the Board of Directors. The Committee shall review the independence and performance of the independent accountants and annually recommend to the Board of Directors the appointment of the independent accountants or approve any discharge of accountants when circumstances warrant;

6. Approve the fees and other significant compensation to be paid to the independent accountants;

7. On an annual basis, the Committee should review and discuss with the independent accountants all significant relationships they have with the Company that could impair the accountants' independence;

8. Review the independent accountants' audit plan, including scope, staffing, locations, reliance upon management and internal audit and general audit approach;

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent accountants. Discuss certain matters required to be communicated to audit committees in accordance with SAS No. 61;

10. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in the financial reporting;

 INTERNAL AUDITING DEPARTMENT AND LEGAL COMPLIANCE

11. Review the budget, audit plan, changes in plan, activities, organizational structure and qualifications of the internal auditing department, as needed.

12. Review the appointment, performance and replacement of the senior audit executive.

13. Review significant reports prepared by the internal auditing department together with management's response and follow-up to these reports;

14. On an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies;

 OTHER AUDIT COMMITTEE RESPONSIBILITIES

15. Annually prepare a report to stockholders as required by the S.E.C. This report should be included in the Company's annual proxy;

16. Perform any other activities consistent with this Charter, the Company's by-laws and governing by-laws, as the Committee or the Board deems necessary or appropriate;

17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities;

 OTHER OPTIONAL CHARTER DISCLOSURES

18. Establish, review and update periodically the Code of Conduct and ensure that management has established a system to enforce this code;

19.  Periodically perform a self-assessment of the Committee's performance;

20. Review financial and accounting personnel succession planning within the Company; and

21. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interest.

 9406                                                        Please mark
                                                             your votes as
                                                             indicated in      X
                                                             this example





1. Election of Douglas E. Anderson,                FOR            WITHHOLD AUTHORITY
   Eugene Giscombe and                         the nominees     to vote for the nominee
   Louis Prezeau                                   |  |                 |  |



2. The ratification of the appointment             FOR                 AGAINST               ABSTAIN
   of KPMG LLP as auditors for the fiscal          |  |                 |  |                   |  |
   year ending December 31, 2002.


                                    In their discretion, the proxies are
                                    authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.




                                             THIS PROXY IS SOLICITED ON BEHALF
                                             OF THE BOARD OF DIRECTORS AND WILL
                                             BE VOTED IN ACCORDANCE WITH THE
                                             SPECIFICATIONS APPEARING ON THIS
                                             SIDE. IF A CHOICE IS NOT INDICATED
                                             WITH RESPECT TO ITEMS 1 OR 2. THIS
                                             PROXY WILL BE VOTED "FOR" SUCH
                                             ITEM. THE PROXIES WILL USE THEIR
                                             DISCRETION WITH RESPECT TO ANY
                                             OTHER MATTER PROPERLY BROUGHT
                                             BEFORE THE MEETING OR ANY
                                             POSTPONEMENT OR ADJOURNMENT
                                             THEREOF. THIS PROXY IS REVOCABLE AT
                                             ANY TIME BEFORE IT IS EXERCISED.

                                                  Receipt herewith of the
                                             Company's Annual Report and notice
                                             of meeting and proxy statement
                                             dated March 28, 2002 is hereby
                                             acknowledged.



                                              PLEASE SIGN, DATE AND MAIL TODAY



Signature(s) of Stockholder(s) ______________________________ Date _________2002

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian, partner, or corporate officer please give FULL title.


                           /\ FOLD AND DETACH HERE /\

                      CITY NATIONAL BANCSHARES CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 23, 2002

The undersigned hereby appoints Edward R. Wright and Stanley Weeks, and each of them, as the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of CITY NATIONAL BANCSHARES CORPORATION to be held at the Corporation's headquarters located at 900 Broad Street, Newark, New Jersey on Thursday, May 23, 2002 at 6:00 p.m., and at any adjournments thereof, on all matters coming before such meeting.







                  (Continued and to be signed on reverse side)







                           /\ FOLD AND DETACH HERE /\